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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)       October 22, 2001
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                                    SPSS INC.
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              (Exact Name of Registrant as Specified in Its Charter)

           Delaware                       000-22194              36-2815480
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(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
        Incorporation)                  File Number)         Identification No.)

233 South Wacker Drive, Chicago, Illinois                  60606
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(Address of Principal Executive Offices)                (Zip Code)

                                 (312) 651-3000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5:  OTHER EVENTS.

         In a press release issued on Monday, October 22, 2001, SPSS Inc.
(SPSS) announced a strategic alliance with America Online, Inc. (AOL) through its Digital Marketing Services (DMS) subsidiary, in which SPSS has acquired the exclusive rights to distribute survey sample data drawn from AOL members and users of AOL's other interactive properties. The Company is filing this Form 8-K to provide investors with terms related to this announcement and it is being filed herewith as a Regulation FD Disclosure.

         SPSS will pay AOL/DMS $42 million in consideration over four years. SPSS will help AOL/DMS to ensure consistent and reliable service to Opinion Place partners by assuming responsibility for servicing the current group of AOL/DMS market research partners. Through DMS, AOL will provide SPSS with online survey respondents who have been provided incentives to participate in online studies as well as transfer to SPSS the software essential to operating the business.

         SPSS currently expects to realize approximately $1.5 million in revenues during its 2001 fourth quarter from sales directly related to its distribution of AOL sample, and revenues of between $10 and $13 million in 2002, with future annual growth of between twenty-five and fifty percent. The Company expects the transaction to be accretive beginning in the fourth quarter of 2001. SPSS will incur one-time costs associated with the transaction, almost all of which are expected to occur in the fourth quarter of 200l. The Company expects to record a one-time, non-cash charge in the fourth quarter of 2001 related to the portion of the purchase price allocated to in process research and development. In process research and development is primarily comprised of future software product enhancements that are under development.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.


         It is impractical to provide required financial statements at this time. The required financial statements will be filed as an amendment to the report on Form 8-K as soon as they are prepared but in no event later than sixty days after the deadline for filing this current report.

         The specific terms of the strategic alliance between SPSS and AOL are contained in a Strategic Online Research Services Agreement which contains information which might be significant to investors but is not described above due to its detailed nature. It is impractical to file a copy of the agreement at this time because of the need to seek commission approval of a request for confidential treatment with respect to portions of the agreement. The agreement will be filed as an amendment to this report on Form 8-K after SPSS has filed and received a response to its request for confidential treatment.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SPSS INC.

                                    By:   /s/ Robert Brinkmann
                                          -----------------------------------
                                          Robert Brinkmann,
                                          Assistant Secretary and Controller
Dated:  October 22, 2001









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